UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road,
Suite 300, Fort Lauderdale, FL 33309
Ph: (954) 302-8652   Fax: (954) 302-8694
www.roadships.us

Registrant’s telephone number, including area code: 954-302-8652

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signatures

Item 1.01  Entry Into a Material Definitive Agreement

On June 1, 2009, Roadships Acquisitions Ltd. (“RAL”), an Australian based wholly-owned subsidiary of Roadships Holdings, Inc. (the “Registrant” or “RDSH”), entered into a Service Agreement with Deacons, an international law firm based in Australia.

Pursuant to the terms of the Service Agreement, Deacons will undertake due diligence investigation and provide a due diligence report in relation to Australian legal issues for the acquisition of Wits Holdings Pty Limited. Deacons will also draft and negotiate a share purchase agreement between RAL and Wits Holdings Pty Limited and serve as a liaison for the Registrant’s legal counsel in the US.

More information about the acquisition of Wits Holdings Pty Limited can be found in the Registrant’s 8K filed with the Commission on May 22, 2009, which is hereby incorporated by reference.

On March 31, 2009, RAL also entered into an Agreement with Hall Chadwick Chartered Accountants and Business Advisers (“Hall Chadwick”), an accounting firm located in Australia. Pursuant to the Agreement, Hall Chadwick will act as auditors for RAL.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2009                                                                                                Roadships Holdings, Inc.

                                                                                    By: /s/ Micheal Nugent
Micheal Nugent
Chief Executive Officer

By: /s/ Robert Smith
Robert Smith
Corporate Secretary